SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 10, 1996



                               KOGER EQUITY, INC.
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             (Exact name of registrant as specified in its charter)



      Florida                            1-9997               59-2898045
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(State of incorporation             (Commission              (IRS Employer
   or organization)                 File Number)             Identification No.)



3986 Boulevard Center Drive
   Jacksonville, Florida                          32207
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(Address of principal executive offices)        (Zip Code)



Registrant's telephone number:        (904) 398-3403
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                                       N/A
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         (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         Reference is made to a copy of the Koger Equity, Inc. News Release dated October 10, 1996, which is filed as Exhibit 99 to this report, which exhibit is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

             Exhibit Number          Description of Exhibit
             --------------          ----------------------

                  99                 Koger Equity, Inc. News Release
                                     dated October 10, 1996.










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                                    SIGNATURE

         Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    KOGER EQUITY, INC.



Date: October 11, 1996              By: W. Lawrence Jenkins
                                       --------------------
                                        W. Lawrence Jenkins
                                        Title: Vice President and
                                               Corporate Secretary


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EXHIBIT INDEX

         The following designated exhibit is filed herewith:

Exhibit
-------

   99           Koger Equity, Inc. News Release, dated
                October 10, 1996.






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                                                                      EXHIBIT 99
                                                                       N E W S



                 KOGER EQUITY ANNOUNCES SALE OF 3,000,000 SHARES



JACKSONVILLE, FLORIDA, October 10, 1996 -- Koger Equity, Inc. (ASE:KE) announced today that it has completed a private placement of 3 million shares of its common stock to an affiliate of Apollo Real Estate Investment Fund II, L.P. for an aggregate sales price of $43.5 million. The Company will apply the proceeds from this sale to the repayment of indebtedness and other corporate purposes. As a part of the agreement between Apollo and Koger, the Company has increased the size of its Board from eight members to twelve members. The four new members include J. C. Teagle, the Company's Chief Operating Officer, and three Apollo designees, William L. Mack, Lee S. Neibart, and W. Edward Scheetz.

After this purchase and the exercise of options to acquire additional shares from certain existing shareholders, Apollo will own approximately 22.6% of the outstanding shares of the Company. Apollo also has the right to increase its share ownership up to 25% of the outstanding shares of the Company.

Victor A. Hughes, Jr., Chairman of the Board and CEO of Koger said, "I am very enthusiastic about having Apollo as a strategic investor. The Apollo organization has considerable real estate expertise with the ability to enhance the Company's own capabilities in identifying attractive real estate investment opportunities. They have a demonstrated track record of successful investing in public real estate companies, especially in Koger Equity's markets. This equity infusion, in combination with the restructuring of our long term debt and establishment of a revolving credit facility, both of which are expected to be completed by year-end, will provide Koger Equity with a stronger balance sheet, greater financial flexibility, and increasing opportunities for growth."

Ed Scheetz of Apollo said, "We are pleased to have the opportunity to increase our investment in Koger. We believe the Company is extraordinarily well positioned to capitalize on development and acquisition growth opportunities in the attractive Southeast and Southwest markets."

Bear Stearns & Co., Inc. acted as Apollo's financial advisor with respect to the transaction. David Hiley, a Koger Director, and Rothschild Realty, Inc. acted as advisors to Koger Equity for the transaction.


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